Exhibit 99.1

Best Buy Concludes Annual Shareholder Meeting,
Releases Results of Proposal Votes and Director Re-Elections

MINNEAPOLIS, June 21, 2012 - Best Buy Co., Inc. (NYSE: BBY) has concluded a regularly scheduled board meeting and the 2012 Regular Meeting of Shareholders. Board Chairman Hatim Tyabji presided over the annual meeting, and CEO (Interim) Mike Mikan delivered public remarks.

Based upon preliminary vote tabulation, the Company announces that shareholders overwhelmingly approved re-election of the three directors on the ballot: Lisa Caputo, Kathy Higgins Victor and Gerard Vittecoq. Shareholders also approved all but one proposal submitted for consideration. The Company will file a Form 8-K reporting preliminary voting results today.

Approved items included a non-binding shareholder proposal requesting that the board take action to declassify its structure and require every director to stand for reelection on an annual basis. The measure on declassification was supported by the board of directors as a demonstration of the Company's commitment to transparency and strong corporate governance practices. Based on the strong shareholder support for the proposal, the board expects to move forward in implementing the proposal at the Company's next annual shareholder meeting.

Shareholders voted against the non-binding advisory “Say on Pay” proposal regarding the fiscal 2012 compensation of Best Buy's named executive officers. Shareholder advisory firm ISS had recommended that shareholders vote against this proposal primarily due to the separation package paid to former CEO Brian Dunn. The Company understands and will take the feedback of the shareholders under consideration in future compensation deliberations. Furthermore, the board is encouraged that shareholder advisory firms, including ISS, have affirmed the go-forward executive compensation plan because of its range of best market practices and alignment of executive pay and corporate performance.

The board also implemented a change to the company's bylaws that will conform them to Minnesota statutes by setting 25 percent as the minimum threshold of ownership required for a shareholder to call a special meeting related to a change of control.

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About Best Buy Co., Inc.
Best Buy Co., Inc. (NYSE:BBY) is a leading multi-channel global retailer and developer of technology products and services. Every day our employees - 167,000 strong - are committed to helping deliver the technology solutions that enable easy access to people, knowledge, ideas and fun. We are keenly aware of our role and impact on the world, and we are committed to developing and implementing business strategies that bring sustainable technology solutions to our consumers and communities. For information about Best Buy, visit www.bby.com and to shop at Best Buy, visit www.bestbuy.com.

Forward-Looking and Cautionary Statements
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that reflect management's current views and estimates regarding future market conditions, company performance and financial results, business prospects, new strategies, the competitive environment and other events. You can identify these statements by the fact that they use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “project,” “guidance,” “plan,” “outlook,” and other words and terms of similar meaning. These statements involve a number of risks and uncertainties that could cause actual results to differ materially from the potential results discussed in the forward-looking statements. Among the factors that could cause actual results and outcomes to differ materially from those contained in such forward-looking statements are the following: general economic conditions, changes in consumer preferences, credit market constraints, acquisitions and development of new businesses, divestitures, product availability, sales volumes, pricing actions and promotional activities of competitors, profit margins, weather, natural or man-made disasters, changes in law or regulations, foreign currency fluctuation, availability of suitable real estate locations, the company's ability to react to a disaster recovery situation, the impact of labor markets and new product introductions on overall profitability, failure to achieve anticipated benefits of announced transactions, integration challenges relating to new ventures and unanticipated costs associated with previously announced or future restructuring activities.  A further list and description of these risks, uncertainties and other matters can be found in the company's annual report and other reports filed from time to time with the Securities and Exchange Commission, including, but not limited to, Best Buy's Annual Report on Form 10-K filed with the SEC on May 1, 2012. Best Buy cautions that the foregoing list of important factors is not complete, and any forward-looking statements speak only as of the date they are made, and Best Buy assumes no obligation to update any forward-looking statement that it may make.

Media Contacts:     Greg Hitt: (202) 669-1216 or greg.hitt@hkstrategies.com
Bruce Hight: (512) 944-2032 or bruce.hight@hkstrategies.com

Investor Contacts:     Bill Seymour: (612) 291-6122 or bill.seymour@bestbuy.com